EXHIBIT 99


                                                       DT Industries, Inc.
                                                       1949 E. Sunshine
                                                       Suite 2-300
                                                       Springfield, MO 65804
                                                       NASDAQ:  DTII

FOR FURTHER INFORMATION:

At the Company:                       At The Financial Relations Board:
Bruce P. Erdel                        Karl Plath                 Bill Schmidle
Vice President, Finance               General Information        Analyst Contact
417/890-0102                          312/640-6738               312/640-6753



        DT INDUSTRIES REPORTS 4TH-QTR NET SALES UP 27% TO $138.6 MILLION
            DILUTED EPS 68 CENTS VS. 69 CENTS ON FEWER SHARES IN 1997

   STRATEGIC INITIATIVES EXPECTED TO CONTRIBUTE TO STRONG SECOND HALF IN FY99

Springfield, Mo., August 6, 1998--DT Industries, Inc. (Nasdaq: DTII) today reported fourth-quarter net income rose slightly to $8.4 million, or 68 cents per share on a diluted basis, compared with $8.3 million, or 69 cents per diluted share, on fewer shares outstanding a year earlier.

     Net sales for the quarter ended June 28, 1998, increased 26.7 percent to $138.6 million compared with $109.4 million for the prior-year quarter. With $124.9 million in fourth-quarter orders, backlog totaled $224.8 million, compared with $175.5 million the prior year.

     For the year ended June 28, 1998, net income -- before a 1998 charge related to the sale of the Knitting Elements division and extraordinary losses related to debt refinancings in 1998 and 1997 -- was $31.7 million, or $2.55 per diluted share, compared with $26.4 million, or $2.42 per diluted share a year earlier. After all charges, net income was $29.7 million, or $2.40 per diluted share, compared with $26.1 million, or $2.39 per diluted share, in fiscal 1997.

                                     -more-

EXPECTS SECOND-HALF STRENGTH IN FISCAL 1999

     "Overall, fiscal 1998 orders were significantly affected by lesser demand from certain significant customers in the electronics industry, a trend that is expected to continue into fiscal 1999,"' said Stephen J. Gore, president and chief executive officer. "Additionally, the agricultural equipment industry has seen a decrease in demand. With agricultural equipment customers having sufficient inventories on hand, orders for certain parts produced by the Components Group have been delayed, resulting in the expectation of lower first-quarter revenues with a return to expected levels later in the year.

     "Athough we continued to experience softness in backlog and orders, which we expect to be reflected in results of the next two quarters, we currently have strong order prospects, particularly for the second half of the current fiscal year," Gore said. "There are a number of opportunities with new customers in high-growth industries, notably electronic products and medical devices, which we expect to translate into much improved third and fourth quarters. Additionally, we expect timing issues in the automotive industry to be resolved during the beginning of the fiscal year, and we see solid growth opportunities in that market during the year. With good order rates during the fourth quarter of fiscal 1998 and additional opportunities, sales to the tire industry should be strong during the year."


MEETING FISCAL 1999 CHALLENGES

     "We have made significant progress in diversifying the customer base at Mid-West Automation, the subsidiary that has been most affected by the slowdown in sales to certain significant electronics customers," Gore said. "We met our short-term goal of receiving orders in fiscal 1998 from targeted former and new customers and we expect to reach our goal of doubling the active customers Mid-West serves in fiscal 1999. Additionally, we have maintained excellent relationships with our significant electronics customers and believe we are poised to resume that business when order activity increases."

     Gore said DT's primary focus during the year will be to increase order activity across all business lines and to meet general industry challenges for shorter lead times, flexibility and modularity in equipment and improved competitive cost advantages.

     "In order to accelerate our penetration into faster-growing markets and develop product enhancements, we are budgeting increased expenditures for sales and marketing as well as research and development," Gore said. "Although these investments may impact short-term earnings, we consider them important steps toward the future growth of DT Industries. We also are stepping up our efforts to improve longer-term operating performance through continuous improvement initiatives to target and monitor gains in productivity ratios.

                                     -more-

     "Overall, we remain confident about DT's strong growth opportunities,"' Gore said. "The combined effect of the recent slower order pace, the unfavorable effect of mix on gross margins and the increased investments in sales and research and development activities are expected to result in unfavorable earnings comparisons for the first two quarters of results in fiscal 1999. However, we expect significantly increased activity in the last two quarters of the 1999 fiscal year, which should result in our achieving targeted earnings growth of 15 percent for the second half of the year compared with the same period a year earlier. Currently, we believe full-year diluted earnings per share will be about equivalent to fiscal 1998 before the extraordinary and non-recurring operating charges related to that year."


STRONG SALES IN SPECIAL MACHINES

     Despite the fourth-quarter softness attributable to sales at Mid-West Automation, the Special Machines segment reported improved results. Overall, segment sales increased $31.6 million, with $2.2 million coming from existing business and the balance from incremental sales from the acquired ATT business. Especially encouraging during the fourth quarter were:

     --   strong sales of tablet- and  liquid-filling  equipment

     --   successful   international   expansion  of  DT  Industries'   plastics
          packaging business

     -- continued expansion of build-to-print business, a benefit of the customer-diversification program and continued strong sales to current customers

     -- continued welding business growth, the result of expansion into larger custom systems

     "The Components segment continues to gain sales to customers in the agricultural equipment and transportation industries," Gore said. "These increases, however, were more than offset by the divestiture of the Knitting Elements division and slightly decreased sales to customers in other industries, resulting in a decrease of $2.4 million. As mentioned earlier, diminished orders from the agricultural equipment industry are expected to adversely affect first-quarter sales in the Components segment."


GROSS PROFIT INCREASES

     Fourth-quarter gross profit increased $4.9 million, or 15.8 percent, to $35.8 million. As a percent of sales, however, gross profit decreased to 25.8 percent from 28.3 percent, primarily the result of the lower margins of the acquired ATT business. Excluding that acquisition, gross margin decreased to
27.0 percent from 28.3 percent, primarily the result of production inefficiencies and capacity issues in the stamping and fabrication business and lower margins on a few custom assembly system projects for the automotive industry. In addition to these factors, increased selling, general and administrative expenses contributed to a decrease in operating margin to 11.9 percent, or $16.5 million, from 15.2 percent, or $16.7 million, a year earlier. The increase in SG&A expenses was primarily attributable to the acquired business and increased commission expenses.

                                     -more-

CONTINUED FOCUS ON IMPROVEMENTS

     "Although we face a number of challenges in fiscal 1999, we believe that the aggressive steps we are taking both in acquiring new business and improving the efficiency of our service to existing customers will lead to significant gains during the second half of the year," Gore said. "As we have pointed out, there are many exciting new opportunities on the horizon and we expect the timing issues in several areas to be increasingly resolved as the year progresses.

     "Our overriding goals remain to diversify our end-user markets, pursue strategically advantageous acquisitions and build additional strategic alliances with Fortune 500 companies."

     DT Industries, Inc. is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer products. The company also produces precision metal components, tools and dies for a broad range of industrial applications.

     CERTAIN STATEMENTS INCLUDED HEREIN THAT ARE NOT HISTORICAL, PARTICULARLY STATEMENTS ABOUT THE COMPANY'S EXPECTATIONS OR BELIEFS, ARE FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS FOR CURRENT OR FUTURE PERIODS COULD DIFFER MATERIALLY FROM THE EXPECTED RESULTS BECAUSE OF A VARIETY OF FACTORS, INCLUDING ECONOMIC DOWNTURNS IN INDUSTRIES SERVED, DELAYS OR CANCELLATIONS OF CUSTOMER ORDERS, DELAYS IN SHIPPING DATES OF PRODUCTS, COST OVERRUNS ON CERTAIN PROJECTS, CURRENCY EXCHANGE FLUCTUATIONS AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                           Financial tables follows...

                                     -more-

                               DT INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in thousands except per share data)

                                           Three months ended                  Twelve Months Ended
                                        June 28,         June 29,           June 28,         June 29,
                                          1998             1997               1998             1997
                                      ------------     ------------       ------------     ------------
Net sales                             $    138,586     $    109,423       $    519,342     $    396,110
  Cost of sales                            102,762           78,499            380,126          285,044
                                      ------------     ------------       ------------     ------------
Gross profit                                35,824           30,924            139,216          111,066
  Selling, general and
    administrative expenses                 19,348           14,262             75,246           54,367

Loss on sale of assets of
  Knitting Elements division                    --               --              1,383               --
                                      ------------     ------------       ------------     ------------
Operating income                            16,476           16,662             62,587           56,699

  Interest expense, net                      1,407            2,263              6,509           11,088

  Dividends on company-obligated,
  mandatorily redeemable convertible
  preferred securities of subsidiary
  DT Capital Trust holding solely
  convertible junior subordinated
  debentures of the Company                  1,253              251              5,012              251
                                      ------------     ------------       ------------     ------------
Income before provision
  for income taxes and
  extraordinary loss                        13,816          14,148              51,066           45,360

  Provision for income taxes                 5,409           5,894              20,182           18,979
                                      ------------     ------------       ------------     ------------
Income before extraordinary loss             8,407           8,254              30,884           26,381

  Extraordinary loss on debt
    refinancing less applicable
    income tax benefits of $800
    and $216, respectively                      --               --              1,200              324
                                      ------------     ------------       ------------     ------------
Net Income                            $      8,407     $      8,254       $     29,684     $     26,057
                                      ============     ============       ============     ============
Basic earnings per common share:

  Income before extraordinary loss    $       0.75     $       0.73       $       2.73     $       2.55
  Extraordinary loss                            --               --               0.10             0.03
                                      ------------     ------------       ------------     ------------
  Net income                          $       0.75     $       0.73       $       2.63     $       2.52
                                      ============     ============       ============     ============
Diluted earnings per common and
  common equivalent share:

  Income before extraordinary loss    $       0.68     $       0.69       $       2.49     $       2.42
  Extraordinary loss                            --               --               0.09             0.03
                                      ------------     ------------       ------------     ------------
  Net income                          $       0.68     $       0.69       $       2.40     $       2.39
                                      ============     ============       ============     ============
Weighted average number of
  common and common equivalent
  shares outstanding:

   Basic                                11,222,921       11,281,760         11,297,409       10,349,444
   Diluted                              13,527,023       12,132,626         13,621,481       10,975,119
                                      ============     ============       ============     ============
Diluted earnings per share before
  the 1998 charge related to the
  Knitting Elements division sale
  and extraordinary losses related
  to debt financing
  in 1998 and 1997                    $       0.68     $       0.69       $       2.55     $       2.42

                                     -more-

                               DT INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                          June 28,      June 29,
                                                            1998          1997
                                                         ---------     ---------
Assets
  Current assets:
    Cash                                                 $  6,915      $  2,821
    Accounts receivable, net                               75,634        68,538
    Costs and estimated earnings in excess of
      amounts billed on uncompleted contracts              66,910        51,643
    Inventories, net                                       48,755        42,198
    Prepaid expenses and other                             10,122         7,051
                                                         ---------     ---------
      Total current assets                                208,336       172,251
    Property, plant and equipment, net                     69,183        51,132
    Goodwill, net                                         177,578       168,401
    Other assets, net                                       6,096         3,412
                                                          --------      --------
                                                         $461,193      $395,196
                                                         =========     =========
Liabilities and stockholders' equity
  Current liabilities:
    Current portion of long-term debt                    $     55      $  1,527
    Accounts payable                                       33,627        31,353
    Customer advances                                      18,900        11,232
    Billings in excess of costs and estimated
      earnings on uncompleted contracts                     2,891         7,172
    Accrued liabilities                                    46,839        29,986
                                                         ---------     ---------
      Total current liabilities                           102,312        81,270
                                                         ---------     ---------
  Long-term debt                                           89,956        46,978
  Deferred income taxes                                     5,411         6,435
  Other long-term liabilities                               3,036         5,246
                                                         ---------     ---------
                                                           98,403        58,659
                                                         ---------     ---------
  Commitment and contingencies

  Company-obligated, mandatorily redeemable
    convertible preferred securities of
    subsidiary DT Capital Trust holding
    solely parent's convertible subordinated
    debentures                                             70,000        70,000
                                                         ---------     ---------
  Stockholders' equity:
    Preferred stock, $0.01 par value;
      1,500,000 shares authorized; no
      shares issued and outstanding
    Common stock, $0.01 par value;
      100,000,000 shares authorized;
      10,502,762 and 11,300,875 shares
      issued and outstanding, respectively                    113           113
    Additional paid-in capital                            134,478       133,370
    Retained earnings                                      80,561        51,784
    Cumulative translation adjustment                        (229)           --
    Less-
      Treasury stock, at cost (873,000 shares)            (24,445)           --
                                                         ---------     ---------
      Total stockholders' equity                          190,478       185,267
                                                         ---------     ---------
                                                         $461,193      $395,196
                                                         ---------     ---------


                                     -30-